As filed with the Securities and Exchange Commission on May 17, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE OZARKS, INC.

(Exact name of registrant as specified in its charter)

ARKANSAS	71-0556208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17901 CHENAL PARKWAY LITTLE ROCK, ARKANSAS	72223
(Address of Principal Executive Offices)	(Zip Code)

SECOND AMENDED AND RESTATED BANK OF THE OZARKS, INC.

2009 RESTRICTED STOCK AND INCENTIVE PLAN

(Full title of the plan)

Greg L. McKinney

Chief Financial Officer and Chief Accounting Officer

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

(Name and address of agent for service)

501-978-2265

(Telephone number, including area code, of agent for service)

With a copy to:

H. Watt Gregory, III

Kutak Rock LLP

124 West Capitol, Suite 2000

Little Rock, Arkansas 72201

501-975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.01 par value	800,000 shares	$36.65	$29,320,000	$2,953

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Common Stock as reported on the NASDAQ Stock Market on May 16, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 800,000 shares of Common Stock, $0.01 par value, of Bank of the Ozarks, Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Second Amended and Restated Bank of the Ozarks, Inc. 2009 Restricted Stock and Incentive Plan (the “Plan”). The prior registration statements on Form S-8 (File Nos. 333-18390 and 333-194721, referred to as the “Prior Registration Statements”), as filed with the U.S. Securities and Exchange Commission (the “SEC” or “Commission”) on September 14, 2012 and March 21, 2014, respectively, are currently effective and, as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference herein:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 19, 2016 (including portions of the Company’s definitive Proxy Statement for the 2016 Annual Meeting of Shareholders incorporated therein by reference);

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 6, 2016;

(c)	Current Reports on Form 8-K filed with the Commission on May 17, 2016, May 13, 2016, March 4, 2016, February 23, 2016, February 19, 2016, January 22, 2016 and January 15, 2016, in each case except to the extent furnished but not filed; and

(d)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 26, 1997, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8.	Exhibits.

Number	Description

5.1	Opinion of Kutak Rock LLP.

23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (included on signature page of the Registration Statement).

99.1	Second Amended and Restated Bank of the Ozarks, Inc. 2009 Restricted Stock and Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 17, 2016, and incorporated herein by reference).

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on May 17, 2016.

BANK OF THE OZARKS, INC.

By:	/s/ Greg McKinney
Name:	Greg McKinney
Title:	Chief Financial Officer and
Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Bank of the Ozarks, Inc. (the “Company”), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints George Gleason and Greg McKinney or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ George Gleason	Chairman of the Board and Chief Executive Officer	May 17, 2016
George Gleason (Principal Executive Officer)

/s/ Greg McKinney		May 17, 2016
Greg McKinney (Principal Financial and Accounting Officer)	Chief Financial Officer and Chief Accounting Officer

/s/ Dan Thomas	Vice Chairman, Chief Lending Officer and	May 17, 2016
Dan Thomas	President—Real Estate Specialties Group

/s/ Nicholas Brown		May 17, 2016
Nicholas Brown	Director

/s/ Paula Cholmondeley		May 17, 2016
Paula Cholmondeley	Director

/s/ Richard Cisne		May 17, 2016
Richard Cisne	Director

/s/ Robert East		May 17, 2016
Robert East	Director

/s/ Catherine B. Freedberg		May 17, 2016
Catherine B. Freedberg	Director

/s/ Linda Gleason		May 17, 2016
Linda Gleason	Director

/s/ Peter Kenny		May 17, 2016
Peter Kenny	Director

/s/ William A. Koefoed, Jr.		May 17, 2016
William A. Koefoed, Jr.	Director

/s/ Henry Mariani		May 17, 2016
Henry Mariani	Director

/s/ Walter J. Mullen, III		May 17, 2016
Walter J. Mullen, III	Director

/s/ Robert Proost		May 17, 2016
Robert Proost	Director

/s/ John Reynolds		May 17, 2016
John Reynolds	Director

/s/ Ross Whipple		May 17, 2016
Ross Whipple	Director

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kutak Rock LLP.

23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (included on signature page of the Registration Statement).

99.1	Second Amended and Restated Bank of the Ozarks, Inc. 2009 Restricted Stock and Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 17, 2016, and incorporated herein by reference).